[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.28

AMENDMENT NO. 1 TO SPACECRAFT TECHNOLOGY LICENSE AGREEMENT

AMENDMENT NO. 1 (the “Amendment”), dated as of July 27, 2009 (the “Amendment Effective Date”), to the Spacecraft Technology License Agreement by and between Mojave Aerospace Ventures, LLC, a Delaware limited liability company (“MAV”), and Virgin Galactic LLC, a Delaware limited liability company (“Virgin”) dated as of September 24, 2004 (the “Agreement”).

RECITALS

WHEREAS, the parties hereto wish to amend the Agreement as more fully set forth below;

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, effective as of the date of this Amendment, the Agreement shall be amended as follows:

ARTICLE 1

DEFINITIONS

1. Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

ARTICLE 2

AMENDMENTS TO THE AGREEMENT

1. The following new definitions are hereby added to the Agreement:

“Exclusivity Period” shall mean the period from the Amendment Effective Date through the first to occur of (a) [***] or (b) [***] of the first commercial launch of a Licensed Spacecraft.

“Gross Sales Revenues” shall mean all amounts, including cash, cash equivalents and the fair market value of non-cash consideration, received by Virgin or its Affiliate or sublicensee from any first sale, lease, or other provision, to a third party that is not an Affiliate of Virgin, of Licensed Spacecraft and any related components, supplies, equipment, and spare or replacement parts, and/or for any and all related warranty coverage, insurance or indemnity fees, support, maintenance, technical training, and other similar or dissimilar goods or services provided by Virgin or any of its Affiliates or sublicensees, less: (a) refunds; and (b) applicable value added, sales or other taxes, but not including taxes based on net income or gross receipts of the seller. Where any of the foregoing are sold for less than a current, arm’s-length cash price, or where they are bundled for pricing purposes with other goods, services, barters or other considerations of any sort, the “Gross Sales Revenue” thereof will be deemed for purposes of this Agreement to be no less than the then-current, arm’s-length cash price. Such amounts will be royalty-bearing Gross Sales Revenues whether denominated as a purchase price, rental (i.e., under leasing arrangements), or otherwise, and whether paid in installments over time or in a lump sum, or otherwise. For the avoidance of doubt, any revenue that constitutes Gross Sales Revenue shall not constitute Gross Operating Revenue.

“Royalty Period” shall mean the period from the Effective Date until the [***] of the Amendment Effective Date.

“Space Tourism Market” shall mean the market for transporting humans into space (i.e., at least 100 kilometers above sea level) and returning them to earth, solely for purposes of consumer tourism and for no other purpose.

“Tourism Operating Revenues” shall mean Gross Operating Revenues to the extent attributable to the operation of Licensed Spacecraft and all related activities in the Space Tourism Market. For the avoidance of doubt, where a particular Licensed Spacecraft is operated for multiple, substantially concurrent purposes (e.g., where one or more humans are transported into space solely for purposes of consumer tourism and other humans (not including the crew), or animals or equipment, are transported for other purposes (whether or not such other humans are also for being transported for tourism purposes), that portion of the Gross Operating Revenues that is attributable to the transport of the human(s) solely for tourism purposes will be considered Tourism Operating Revenues, and the balance of such Gross Operating Revenues will not be considered Tourism Operating Revenues. When making any such attributions, due regard shall be taken for any affiliation, association or concerted action indicating that any Gross Operating Revenues nominally designed as being for tourism is in substance attributable in whole or in part to purposes outside the Space Tourism Market.

“Variable-Price Purchaser(s)” shall mean any purchaser, lessee or other operator of Licensed Spacecraft (whether or not a sublicensee) that pays or agrees to pay to Virgin or its sublicensee any amount that is contingent upon or measured in whole or in part upon operating revenues or other usage measurements or parameters of such Licensed Spacecraft and/or any related activities.

2. The definition of “Annual Operating Royalty Cap” in Section 1.2 is hereby deleted in its entirety and replaced with the following:

“Annual Operating Royalty Cap” shall mean: (a) for the period starting on the Effective Date (which Virgin hereby affirms occurred on the Signature Date) and ending on [***] of the first day of the calendar month immediately following the Effective Date (which is referred to as the first “Annual Royalty Period”), a cap of [***]; and (b) for each [***] thereafter (each of which is also referred to as an “Annual Royalty Period” provided, however, that the period in which the last day of the Royalty Period occurs shall constitute an Annual Royalty Period extending from the day after the last day of the preceding Annual Royalty Period and ending on such last day of the Royalty Period), the amount of the cap for the immediately preceding Annual Royalty Period increased by [***], if any, in the core consumer price index during such immediately preceding Annual Royalty Period, as first reported in the Wall Street Journal after the end of such preceding Annual Royalty Period.

3. The definition of “Gross Operating Revenues” in Section 1.5 is hereby deleted in its entirety and replaced with the following:

“Gross Operating Revenues” shall mean all amounts, including cash, cash equivalents and the fair market value of non-cash consideration, received by any of Virgin, its Affiliate, a sublicensee, or a Variable-Priced Purchaser in respect of the operation of any Licensed Spacecraft and all related activities, less: (i) refunds; and (ii) applicable value added or sales taxes, government-mandated exceptional taxes on incremental passenger revenues, but not including taxes based on net income or gross receipts of the operator; provided, however, that where the operator of a particular Licensed Spacecraft (1) is not a Variable-Priced Purchaser and (2) purchased or leased that Licensed Spacecraft from Virgin or its Affiliate or sublicensee in a transaction that generated a royalty paid to MAV upon the Gross Sales Revenues of that Licensed Spacecraft, such purchaser’s receipts from the operation of that Licensed Spacecraft and all related activities will not be part of the “Gross Operating Revenues” hereunder.

4. The definition of “Licensed Spacecraft” in Section 1.7 is hereby deleted in its entirety and replaced with the following:

“Licensed Spacecraft” shall mean (a) any spacecraft or its launch vehicle(s), and components thereof; (b) flight simulator, ground-based flight control software; and (c) other items set forth on Exhibit C and deemed incorporated herein; provided, however, that the foregoing would infringe or misappropriate any of the Licensed IP in the absence of the licenses granted under this Agreement.

5. The definition of “Virgin Group” in Section 1.9 is hereby deleted in its entirety and replaced with the following:

“Virgin Group” means Virgin Group Investments Limited (“VGIL”), a company incorporated in the British Virgin Islands and whose registered address is at Craigmuir Chambers, PO Box 71, Road Town, Tortola, British Virgin Islands, and any subsidiary of any undertaking of VGIL or any other Affiliates of Virgin, and the terms “member of the Virgin Group” and “Virgin Group member” shall be construed accordingly.

6. License. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

License. Commencing as of the Effective Date and continuing thereafter, and subject to all of the provisions hereof, MAV grants to Virgin a worldwide, non-transferable, perpetual license under the Licensed IP to develop, construct, import, promote, test and operate, sell, offer for sale, lease, and offer to lease Licensed Spacecraft for any purpose whatsoever, including, but not limited to, sub-orbital or orbital space flight for consumer space tourism, scientific research, small satellites launches, astronaut or other training, or any programs proposed, sponsored, operated or controlled by any governmental authority. During the Exclusivity Period, the license granted hereunder shall be non-exclusive in the Space Tourism Market and shall be exclusive outside the Space Tourism Market. Following the Exclusivity Period, such license shall be non-exclusive in all areas and activities.

7. Sublicensing. Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Sublicensing. Except as described below, the rights set forth in Section 3.1 shall not be sublicenseable, it being understood, however, that Virgin may, without thereby granting a sublicense, engage one or more third party manufacturers and/or service providers to construct, promote and/or operate such Licensed Spacecraft on Virgin’s behalf; provided, however, that (a) such engagement and any disclosures made in connection therewith comply with all applicable laws and regulations, including, without limitation, U.S. and other applicable export controls and requirements; (b) such third party or parties agree in writing to be bound by provisions of confidentiality and limitations of liability at least as protective of MAV as those set forth in this Agreement, (c) each such agreement names MAV and its Affiliates as intended third party beneficiaries of those agreements, and (d) executed copies of each of those agreements are provided to MAV upon request. Virgin may sublicense or transfer the Licensed IP to (i) any other member of the Virgin Group, (ii) any entity that acquires all, or substantially all, of the assets of Virgin, or (iii) any entity that is the survivor of a merger into or with Virgin; provided, however, that as a condition to such sublicense or transfer, such other member of the Virgin Group or acquiring or surviving entity agrees in writing to be bound by the provisions of this Agreement.

8. License to Sell. Section 3.3 of the Agreement is hereby deleted in its entirety, and such section will be deemed to be intentionally omitted.

9. License to Improvements. Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

License to Improvements. Virgin hereby grants, and shall cause its Affiliates to grant, to MAV a worldwide, royalty-free, perpetual, non-exclusive license to all improvements and enhancements to the items set forth in clauses (a) and (b) of Section 1.6 above, to the extent that such improvements and enhancements are or have been created, invented or first reduced to practice by or on behalf of Virgin or its Affiliates (“Virgin IP”) prior to the end of the Exclusivity Period. Such license includes the right (a) to grant sublicenses thereunder at any time in the Space Tourism Market and (b) to grant sublicenses thereunder with effect at any time following the Exclusivity Period in any market or for any areas or activities.

10. Royalties. Section 4.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

Royalties. Virgin shall pay to MAV royalties as follows: (a) [***] of [***] derived during the Royalty Period; provided, however, that such royalty shall not exceed the applicable [***] during any Annual Royalty Period; and (b) [***] of all [***] (other than Tourism Operating Revenues) derived during the Royalty Period; and (c) [***] of [***] derived during the Royalty Period. Virgin shall pay such royalties to MAV annually in arrears, within [***] after the end of each Annual Royalty Period in which the applicable [***] or [***] are received by Virgin, its Affiliate, a sublicensee, a Variable-Priced Purchaser, or the agent of any of the foregoing (whether or not such payment date follows the end of the term specified in Section 9.1). Virgin shall accompany each such royalty payment with a written statement, in form and substance acceptable to MAV, setting forth how such royalty payment has been calculated.

11. Records and Audits. Section 4.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

Records and Audits. During the term of this Agreement and for a period of three years thereafter, Virgin will keep and maintain, and will require and cause each of its Affiliates and each sublicensee and Variable-Price Purchaser to keep and maintain, detailed and accurate books and records with regard to the royalties payable under Sections 4.3 and 4.4 and the calculation thereof. MAV will be entitled to review and audit such books and records from time to time, and to interview appropriate personnel having custody or other responsibility for such books or records, during normal business hours upon reasonable advance written notice and at MAV’s expense; provided that if any such audit reveals any underpayment that is greater than five percent (5%) in the aggregate for the period being audited, Virgin will bear the cost of such audit.

12. Indemnification. Section 8.1(a) of the Agreement is deleted in its entirety and replaced with the following:

Indemnification. Virgin shall indemnify, defend, and hold MAV and its Affiliates, and their respective members, shareholders, directors, officers, employees, agents and other representatives harmless from and against all third party claims, suits and actions, together with all damages and settlements thereunder (collectively, “Losses”) to the extent arising out of or in connection with: [***]. The foregoing defense and indemnity obligations shall apply whether arising in contract or tort, including without limitation, arising from the negligence of MAV or any defect in the Licensed IP; provided, however, that the foregoing defense and indemnity obligations shall not apply with respect to any Losses to the extent they arise out of any infringement or misappropriation that constitutes a breach by MAV of the warranty set forth in Section 6.1 above.

13. Insurance. The second sentence of section 8.2 of the Agreement is deleted in its entirety and replaced with the following:

Not later than [***] following the Amendment Effective Date and continuing until a date six years after termination of this Agreement, Virgin shall obtain and maintain Commercial General Liability Insurance on an occurrence form of insurance, for non-aviation operations, with limits of at least [***] combined single limit for bodily injury and property damage.

14. Term. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Term. Unless earlier terminated in accordance with the provisions hereof, the term of this Agreement will commence upon the Signature Date and continue thereafter for the later to occur of: (i) the end of the Royalty Period; or (ii) the expiration date of the last to expire of any of the patent rights described in clause (a) of Section 1.6 above.

ARTICLE 3

MISCELLANEOUS

1. Effect on the Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the MAV License Agreement as amended by this Amendment.

2. Captions. In this Amendment, headings are used for convenience only and shall not affect the interpretation of this Amendment.

3. Interpretation. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” In this Amendment, unless the context specifies otherwise, reference to the singular includes a reference to the plural and vice versa, and reference to a gender includes a reference to the other gender.

4. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, including counterparts created by execution by facsimile, each of which will be deemed an original, but all of which will constitute one and the same instrument.

5. Governing Law; Jurisdiction; Dispute Resolution. The provisions of Section 10.4 of the Agreement shall apply to this Amendment.

6. No Third Party Beneficiary. Except as expressly provided in this Amendment, the terms and provisions of this Amendment are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party/beneficiary rights upon any other person or entity.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the Signature Date.

MOJAVE AEROSPACE VENTURES, LLC
By Mojave Investments, Inc.
Its Manager

By:	/s/ William L. McGrath
Name:	William L. McGrath
Title:	Vice President

Address for Notices:

505 Fifth Avenue South, Suite 900
Seattle, WA 98104
Attention: [***]
Facsimile: [***]

VIRGIN GALACTIC, LLC

By:	/s/ Jonathan Peachey
Name:	Jonathan Peachey
Title:	Director

Address for Notices:

65 Bleecker Street, 6th Floor
New York, NY 10012
Attn: [***]
Facsimile: [***]

[Signature Page to Amendment No. 1 to Spacecraft Technology License Agreement]